Exhibit 99.1

NEWS RELEASE                                          EASTERLY
                                                      INVESTOR RELATIONS

FOR IMMEDIATE RELEASE


                                           Client: Alamosa PCS Holdings,
                                                   Inc.

                                         Contacts: Kendall Cowan, CFO
                                                   Alamosa PCS
                                                   806-722-1100
                                                   kcowan@alamosapcs.com

                                                   Ken Dennard, Managing
                                                   Partner Easterly
                                                   Investor Relations
                                                   713-529-6600
                                                   kdennard@easterly.com




                    ALAMOSA PCS TO PURSUE DEBT OFFERING

LUBBOCK, Texas, Jan. 23 /PRNewswire/ -- Alamosa PCS Holdings, Inc. (Nasdaq:
APCS - news) today announced that Alamosa (Delaware), Inc., its wholly owned subsidiary, presently intends to offer $200 million in aggregate principal amount of its senior unsecured debt securities due 2011 in a Rule 144A transaction exempt from the registration requirements of the Securities Act of 1933. If Alamosa completes the offering, the net proceeds will be used to refinance existing debt and for working capital and general corporate purposes. No assurance can be given that the proposed offering will be completed.

The securities offered by Alamosa will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.